Exhibit 10.1
LEAR CORPORATION
LONG-TERM STOCK INCENTIVE PLAN
FORM OF PERFORMANCE UNIT AWARD AGREEMENT
          PERFORMANCE UNIT AWARD AGREEMENT (the “Agreement”) dated as of ___, between Lear Corporation (the “Company”) and the individual whose name appears on the signature page hereof (the “Participant”), who is a key employee of the Company or an Affiliate. Any term capitalized herein, but not defined, shall have the meaning set forth in the Lear Corporation Long-Term Stock Incentive Plan (the “Plan”).
          1. GRANT. In accordance with the terms of the Plan, the Company hereby grants to the Participant a Performance Unit Award subject to the terms and conditions set forth herein. Each Performance Unit shall have a notional value of $30.00, provided, however, that no amounts will be paid or payable hereunder unless the Participant earns Performance Units pursuant to Section 5 hereof.
          2. PERFORMANCE PERIOD. The Performance Period for this Award shall be the three-year period commencing on January 1, 2008 and ending on December 31, 2010.
          3. PERFORMANCE MEASURE. There shall be two performance measures, Earnings Growth and Return on Invested Capital, as both are defined below.
          a. “Earnings Growth” shall mean the compounded annual growth rate of the Company’s annual operating income during the 3-year Performance Period. Operating income shall mean the Company’s pretax income excluding the North American Interior business, interest expense, impairments, restructurings and other special items such as, among others: investment gains and losses; extraordinary, unusual or non-recurring items; gains or losses on the sale of assets; effects of changes in accounting principles or the application thereof; asset impairment charges; acquisitions, divestitures, or financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; and other non-operating items.
          b. Return on Invested Capital: This performance measure is the compounded improvement on the Company’s return on invested capital as reported to its shareholders for 2008, 2009, 2010 fiscal years or as otherwise approved by the Compensation Committee.
          4. PERFORMANCE GOALS.
a.	Earnings Growth:
i.	Threshold: 5% per year average growth

ii.	Target: 10% per year average growth

iii.	Superior: 15% per year average growth
b.	Return on Invested Capital:
i.	Threshold: 3% per year average improvement

ii.	Target: 5% per year average improvement

iii.	Superior: 7% per year average improvement
          5. PERFORMANCE UNITS.
               a. The number of Performance Units earned by a Participant with respect to the performance measure during the Performance Period shall be determined under the following chart:

Number of Performance Units
Performance At	Earnings Growth	Return on Invested Capital
Threshold
Target
Superior
               b. In the event that the Company’s actual performance does not meet threshold for that performance measure, Performance Units shall not be earned with respect to that performance measure.
               c. If the Company’s actual performance for a performance measure is between “threshold” and “target,” the Performance Units earned shall equal the Performance Units for threshold plus the number of Performance Units determined under the following formula:

(TAS — TS)	x	AP — TP
TAP — TP

TAS =	The Performance Units for target.

TS =	The Performance Units for threshold.

AP =	The Company’s actual performance.

TP =	The threshold performance goal.

TAP =	The target performance goal.
               d. If the Company’s actual performance for a performance measure is between “target” and “superior,” the Performance Units earned shall equal the Performance Units for target plus the number of Performance Units determined under the following formula:

(SS - TAS)	x	AP - TAP
SP - TAP

SS =	The Performance Units for superior.

TAS =	The Performance Units for target.

AP =	The Company’s actual performance.

TAP =	The target performance goal.

SP =	The superior performance goal.
               e. If the Company’s actual performance for performance measure exceeds “superior,” the Performance Units earned shall equal the Performance Units for superior.
          6. TIMING AND FORM OF PAYOUT. Except as hereinafter provided, after the end of the Performance Period, the Participant shall be entitled to receive a dollar amount equal to the product of (i) the value per Performance Unit of $30 multiplied by (ii) his or her total number of Performance Units determined under Section 5. Payment of such amount shall be made as soon as administratively feasible after the Committee certifies the actual performance of the Company during the Performance Period. Notwithstanding anything herein to the contrary, the Committee may, in compliance with and to the extent permissible under Code Section 409A, defer payment of any amount hereunder to the Participant under this Section if the payment of such amount would constitute compensation to the Participant that is not deductible by the Company or an Affiliate due to the application of Code Section 162(m); provided, that such amount deferred pursuant to this sentence shall be delivered to the Participant on or before the January 15 of the first year in which the Participant is no longer a “covered employee” of the Company (within the meaning of Code Section 162(m)) following the end of the Performance Period.
          7. TERMINATION OF EMPLOYMENT DUE TO DEATH, RETIREMENT, OR DISABILITY. If a Participant ceases to be an employee prior to the end of the Performance Period by reason of death, an End of Service Date or disability, the Participant (or in the case of the Participant’s death, the Participant’s beneficiary) shall be entitled to receive a cash amount equal the product of (i) the value per Performance Unit of $30 multiplied by (ii) the number of Performance Units the Participant would have been entitled to under Section 6 if he or she had remained employed until the last day of the Performance Period multiplied by a fraction, the numerator of which shall be the number of full calendar months during the period of

January 1, 2007 through the date of the Participant’s employment terminated and the denominator of which shall be thirty-six. The payment of such amount shall be made as soon as administratively feasible after the end of the Performance Period. The Participant’s “End of Service Date” is the date of his or her retirement after attaining age 55 and completing ten years of service (as defined in the Lear Corporation Pension Plan, regardless of whether the Participant participates in such plan).
     Any distribution made with respect to a Participant who has died shall be paid to the beneficiary designated by the Participant pursuant to Article 11 of the Plan to receive amounts payable under this Award. If the Participant’s beneficiary predeceases the Participant or no beneficiary has been properly designated, distribution of any amounts payable to the Participant under this Award shall be made to the Participant’s surviving spouse and if none, to the Participant’s estate.
          8. TERMINATION OF EMPLOYMENT FOR ANY OTHER REASON. Except as provided in Section 7, the Participant must be an employee of the Company and/or an Affiliate continuously from the date of this Award until the last day of the Performance Period to be entitled to receive any amounts with respect to any Performance Units he or she may have earned hereunder.
          9. ASSIGNMENT AND TRANSFERS. The rights and interests of the Participant under this Award may not be assigned, encumbered or transferred except, in the event of the death of the Participant, by will or the laws of descent and distribution.
          10. WITHHOLDING TAX. The Company and any Affiliate shall have the right to retain any amounts that are distributable to the Participant hereunder to the extent necessary to satisfy the minimum required withholding taxes, whether federal, state or local, triggered by the payment of any amounts under this Award.
          11. NO LIMITATION ON RIGHTS OF THE COMPANY. The grant of this Award shall not in any way affect the right or power of the Company to make adjustments, reclassification, or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
          12. PLAN AND AGREEMENT NOT A CONTRACT OF EMPLOYMENT. Neither the Plan nor this Agreement is a contract of employment, and no terms of employment of the Participant shall be affected in any way by the Plan, this Agreement or related instruments except as specifically provided therein. Neither the establishment of the Plan nor this Agreement shall be construed as conferring any legal rights upon the Participant for a continuation of employment, nor shall it interfere with the right of the Company or any Affiliate to discharge the Participant and to treat him or her without regard to the effect that such treatment might have upon him or her as a Participant.
          13. NOTICE. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or, if mailed, three days after the date of deposit in the United States mail, in the case of the Company to 21557 Telegraph Road, Southfield, Michigan, 48034, Attention: General Counsel and, in the case of the Participant, to its address set forth on the signature page hereto or, in each case, to such other address as may be designated in a notice given in accordance with this Section.
          14. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Michigan, determined without regard to its conflict of law rules.
          15. PLAN DOCUMENT CONTROLS. The rights herein granted are in all respects subject to the provisions set forth in the Plan to the same extent and with the same effect as if set forth fully herein. In the event that the terms of this Agreement conflict with the terms of the Plan document, the Plan document shall control.
[signature page follows]

          IN WITNESS WHEREOF, the Company and the Participant have duly executed this Agreement as of the date first written above.

LEAR CORPORATION

By:
Roger A. Jackson

Its: Senior Vice President, Human Resources

[Participant’s Signature]

Participant’s Name and Address for notices hereunder